UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2013

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 15, 2013, Paul A. Koches resigned as Executive Vice President, General Counsel and Secretary of Ocwen Financial Corporation (“Ocwen”) and was appointed Executive Vice President, Corporate Affairs of Ocwen.

Item 8.01	Other Events.

Timothy M. Hayes, age 57, was appointed as Executive Vice President, General Counsel and Secretary of Ocwen.

Prior to his appointment, Mr. Hayes served as Chief of Staff to the Chief Executive Officer of Homeward Residential, Inc., a subsidiary of Ocwen, since June, 2012. From January 2010 to November 2011, Mr. Hayes was Executive Vice President and General Counsel of the Financial Services Division of American International Group, Inc., and from July 2009 through January 2010 was General Counsel of American General Financial Services, Inc., a subsidiary of AIG. Mr. Hayes had previously served as Executive Vice President and General Counsel of Citi Residential Lending, Inc., and predecessor companies from 2005 through 2008. Mr. Hayes had previously served in other legal roles in the financial services industry. Mr. Hayes holds a Bachelor of Arts degree from the College of the Holy Cross and a JD /MBA from Southern Methodist University, and is a member of the State Bar of Texas.

On April 15, 2013, Nikhil Malik, age 34, was designated an executive officer of Ocwen. Mr. Malik has served as Treasurer and Chief Financial Officer of Ocwen Mortgage Servicing, Inc., a subsidiary of Ocwen, since March 5, 2013. Mr. Malik will have a direct role in directing acquisition pricing and asset-valuation analysis for Ocwen.

Prior to his current appointment, Mr. Malik served as an officer of Ocwen Financial Solutions Private Limited, an Indian subsidiary of Ocwen, since January 2012, during which time Mr. Malik was responsible for capital deployment for mortgage servicing portfolio acquisitions of Ocwen. From July 2006 to December 2011, Mr. Malik served as Vice President at Edelweiss Financial Services, a publicly traded financial services company where he was involved with managing the firm’s proprietary capital. From August 2004 to May 2006, Mr. Malik served as Manager, Corporate Strategy for Ocwen. Mr. Malik holds a Bachelor of Science degree in Engineering from the Thapar Institute of Engineering and Technology and a Masters of Business Administration from the Indian Institute of Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: April 17, 2013	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)